For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1738731

1

Ministry of Consumer and Business Services — Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE — CERTIFICAT

This is to certify that these articles are effective on — Ceci certifie que les présents statuts entrent en vigueur le

JUNE 23 JUIN, 2007

Director / Directrice

Business Corporations Act / Loi sur les sociétés par actions

Form 4
Business Corporations Act

Formule 4
Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société issue de la fusion (écrire en LETTRES MAJUSCULES SEULEMENT) :

ALGOMA STEEL INC. ACIERS ALGOMA INC.

2. The address of the registered office is:
Adresse du siège social :

105 West Street

(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)

Sault Ste Marie **Ontario** P6A 7B4

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

(Postal Code / *Code postal*)

3. Number of directors is/are: or minimum and maximum number of directors is/are:
Nombre d'administrateurs : ou nombres minimum et maximum d'administrateurs :

Number / Nombre	or / ou	minimum / minimum	and / et	maximum / maximum
		1		10

4. The director(s) is/are:
Administrateur(s) :

First name, middle names and surname / *Prénom, autres prénoms et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code / *Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal*	Resident Canadian State 'Yes' or 'No' / *Résident canadien Oui/Non*
Ravi Ruia	Bin Hamoodah Villa No 17 Plot No 992 332-14 Jumeirah Street, Dubai, UAE	No
Prashant Ruia	Bin Hamoodah Villa No 17 Plot No 992 332-14 Jumeirah Street, Dubai, UAE	No
Madhu S. Vuppuluri	145 East 48th Street, 36th Floor, New York, New York, United States 10017	No
Denis Turcotte	21 Summit Avenue, Sault Ste Marie, Ontario P6B 2S2	Yes

4. The director(s) is/are:
Administrateur(s) :

First name, middle names and surname *Prénom, autres prénoms et nom de famille*	Address for services, giving street & No. or R.R. No., Municipality, Province, Country and Postal code. *Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal*	Resident Canadian State 'Yes' or 'No' *Résident canadien Oui/Non*
Alexander Mackay Davidson	9 Winter Court, RR #3, Minesing, Ontario, Canada L0L 1Y3	Yes
John Kallio	146 Lake Street, Sault Ste Marie, Ontario, Canada P6A 4A7	Yes
Marie Kelly	19 MacDonnell Avenue, Toronto, Ontario, Canada M6R 1A3	Yes
Patrick Joseph Lavelle	131 Bloor Street West, Suite 801, Toronto, Ontario, Canada M5S 1S3	Yes
Murray Nott	161 Westridge Road, Sault Ste Marie, Ontario, Canada P6C 5W9	Yes

5. **Check A or B**
Cocher A ou B

☐ A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the *Business Corporations Act* on the date set out below.

A) Les actionnaires de chaque société qui fusionnne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la Loi sur les sociétés par actions *à la date mentionnée ci-dessous.*

or
ou

☒ B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the *Business Corporations Act* on the date set out below.

B) Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la Loi sur les sociétés par actions *à la date mentionnée ci-dessous.*

The articles of amalgamation in substance contain the provisions of the articles of incorporation of
Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

Algoma Acquisition Corp.

and are more particularly set out in these articles.
et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations *Dénomination sociale des sociétés qui fusionnent*	Ontario Corporation Number *Numéro de la société en Ontario*	Date of Adoption/Approval *Date d'adoption ou d'approbation* Year / année Month / mois Day / jour
Algoma Acquisition Corp.	2133138	2007-Jun-22
Algoma Steel Inc. Aciers Algoma Inc.	989160	2007-Jun-22

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None.

7. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

An unlimited number of common shares.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

N/A

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

Shares of the Corporation may not be transferred unless the restrictions on the transfer of securities of the Corporation contained in section 10 of these Articles (entitled "Other provisions, if any") are complied with.

10. Other provisions, (if any):
Autres dispositions, s'il y a lieu :

Securities of the Corporation, other than non-convertible debt securities, may not be transferred unless:

(a) (i) the consent of the directors of the Corporation is obtained; or (ii) the consent of shareholders holding more than 50% of the shares entitled to vote at such time is obtained; or

(b) in the case of securities, other than shares, which are subject to restrictions on transfer contained in a security holders' agreement, such restrictions on transfer are complied with.

The consent of the directors or the shareholders for the purposes of this section is evidenced by a resolution of the directors or shareholders, as the case may be, or by an instrument or instruments in writing signed by all of the directors, or shareholders holding more than 50% of the shares entitled to vote at such time, as the case may be.

11. The statements required by subsection 178(2) of the *Business Corporations Act* are attached as Schedule "A".
Les déclarations exigées aux termes du paragraphe 178(2) de la Loi sur les sociétés par actions *constituent l'annexe A.*

12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".
Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe B.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.
Dénomination sociale des sociétés qui fusionnent, signature et fonction de leurs dirigeants régulièrement désignés.

Algoma Acquisition Corp.

Name: MADHU S. VUPPULURI

Title: CHIEF EXECUTIVE OFFICER & CHIEF FINANCIAL OFFICER

Algoma Steel Inc. Aciers Algoma Inc.

Name:

Title:

Name:

Title:

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.
Dénomination sociale des sociétés qui fusionnent, signature et fonction de leurs dirigeants régulièrement désignés.

Algoma Acquisition Corp.

Name:

Title:

Algoma Steel Inc. Aciers Algoma Inc.

[signature]

Name: Paul Finley

Title: VP Business Planning + Corporate Secretary

Name: Daniel Ardila

Title: VP Finance + CFO

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.
Dénomination sociale des sociétés qui fusionnent, signature et fonction de leurs dirigeants régulièrement désignés.

Algoma Acquisition Corp.

Name:

Title:

Algoma Steel Inc. Aciers Algoma Inc.

Name: Paul Finley

Title: VP Business Planning + Corporate Secretary

Name: Daniel Ardila

Title: VP Finance + CFO

SCHEDULE "A"

Statement of Director or Officer
Under Subsection 178(2) of
the Business Corporations Act (Ontario)

I am a Director of Algoma Acquisition Corp. and a Director of Algoma Steel Inc. Aciers Algoma Inc. I have conducted such examinations of the books and records of Algoma Acquisition Corp. and Algoma Steel Inc. Aciers Algoma Inc. (the "**Amalgamating Corporations**") as are necessary to enable me to make this statement. This Statement is made pursuant to subsection 178(2) of the *Business Corporations Act* (Ontario) (the "**Act**"). In my capacity as Director of Algoma Acquisition Corp. and Director of Algoma Steel Inc. Aciers Algoma Inc., I state that:

1. There are reasonable grounds for believing that:

   (a) each of the Amalgamating Corporations is, and the corporation continuing from the amalgamation of the Amalgamating Corporations (the "**Corporation**") will be, able to pay its liabilities as they become due, and

   (b) the realizable value of the Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

2. There are reasonable grounds for believing that no creditor of the Amalgamating Corporations will be prejudiced by the amalgamation.

3. No creditor of either of the Amalgamating Corporations has notified either of the Amalgamating Corporations that such creditor objects to the amalgamation.

DATED June 22, **2007.**

[signature]

Name: Madhu Vuppuluri
Title: Director

5264663 v1

SCHEDULE "B"

CERTIFIED RESOLUTION OF THE DIRECTORS

OF

ALGOMA ACQUISITION CORP.

(the "Corporation")

In my capacity as Chief Executive Officer and Chief Financial Officer of the Corporation, I certify that the attached resolution is a true and accurate copy of a resolution of the directors of the Corporation duly passed on June 22, 2007. The resolution is still in full force and effect, unamended as of today's date.

DATED June 22, **2007.**

Name: Madhu Vuppuluri

Title: CEO & CFO

5264661 v1

RESOLUTION OF THE DIRECTORS

OF

ALGOMA ACQUISITION CORP.
(the "Corporation")

RECITAL

(a) The Corporation has agreed to amalgamate with its wholly-owned subsidiary Algoma Steel Inc. Aciers Algoma Inc. ("**Algoma Steel**") under subsection 177(1) of the *Business Corporations Act* (Ontario) (the "**Act**").

RESOLVED THAT

1. The Corporation is authorized to amalgamate with Algoma Steel under subsection 177(1) of the Act and continue as one corporation.

2. Upon the endorsement of a Certificate of Amalgamation under subsection 178(4) of the Act, all shares of Algoma Steel shall be cancelled without any repayment of capital in respect of the shares. None of the shares of the Corporation shall be cancelled.

3. The articles of amalgamation shall be the same as the articles of the Corporation.

4. The by-laws of the amalgamated corporation shall be the same as the by-laws of the Corporation.

5. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation.

6. Any director or officer of the Corporation is authorized to execute and deliver articles of amalgamation, execute and deliver all other documents and do all acts or things as may be necessary or desirable to give effect to this resolution.

[Signature Page to Follow]

SCHEDULE "B"

CERTIFIED RESOLUTION OF THE DIRECTORS

OF

ALGOMA STEEL INC. ACIERS ALGOMA INC.

(the "Corporation")

In my capacity as President and Chief Executive Officer of the Corporation, I certify that the attached resolution is a true and accurate copy of a resolution of the directors of the Corporation duly passed on June 22, 2007. The resolution is still in full force and effect, unamended as of today's date.

DATED June 22, 2007.

Name: Denis Turcotte

Title: President & CEO

RESOLUTION OF THE DIRECTORS

OF

ALGOMA STEEL INC. ACIERS ALGOMA INC.

(the "Corporation")

RECITALS

(a) The Corporation is a wholly-owned subsidiary of Algoma Acquisition Corp. ("**AAC**").

(b) The Corporation has agreed to amalgamate with AAC under subsection 177(1) of the *Business Corporations Act* (Ontario) (the "**Act**").

RESOLVED THAT

1. The Corporation is authorized to amalgamate with AAC under subsection 177(1) of the Act and continue as one corporation.

2. Upon the endorsement of a Certificate of Amalgamation under subsection 178(4) of the Act, all shares of the Corporation, including all shares which have been issued and are outstanding, shall be cancelled without any repayment of capital in respect of the shares.

3. The articles of amalgamation shall be the same as the articles of AAC.

4. The by-laws of the amalgamated corporation shall be the same as the by-laws of AAC.

5. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation.

6. Any director or officer of the Corporation is authorized to execute and deliver articles of amalgamation, execute and deliver all other documents and do all acts or things as may be necessary or desirable to give effect to this resolution.

[Signature Pages to Follow]